UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 6, 2010
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

131 South Clark Drive, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 967-5146

Not applicable.
(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

     (e) On August 6, 2010, upon the recommendation of the Compensation Committee of the Board of Directors of Amtech Systems, Inc. (the “Company”), the Board approved restricted stock and option grants for its executives. Jong S. Whang, the Company’s Chairman of the Board and Chief Executive Officer, received a grant of an option to purchase 10,000 shares of the Company’s common stock and a restricted stock grant of 5,000 shares of the Company’s common stock. Fokko Pentinga, the Company’s President, received a grant of an option to purchase 6,667 shares of the Company’s common stock and a restricted stock grant of 3,333 shares of the Company’s common stock. Bradley C. Anderson, the Company’s Vice President—Finance and Chief Financial Officer, received a grant of an option to purchase 5,000 shares of the Company’s common stock and a restricted stock grant of 2,500 shares of the Company’s common stock. Robert T. Hass, the Company’s Chief Accounting Officer, received a grant of an option to purchase 1,333 shares of the Company’s common stock and a restricted stock grant of 667 shares of the Company’s common stock. Each of the restricted stock and option grants will vest in four (4) equal annual installments beginning on August 6, 2011. All options granted have an exercise price of $10.64 (the closing price of the Company’s common stock on August 6, 2010).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: August 12, 2010	By:	/s/ Robert T. Hass
		Name:	Robert T. Hass
		Title:	Chief Accounting Officer